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                                                                    EXHIBIT 2.1

                             SUBSCRIPTION AGREEMENT

Dear Subscriber:

     You (the "Subscriber")  hereby agree to purchase, and The Recovery
Network, Inc., a Colorado corporation (the "Company") hereby agrees to issue and to sell to the Subscriber, the number of shares of the Company's $.01 par value common stock (the "Company Shares") as set forth on the signature page hereof. (The Company Shares are sometimes referred to herein as the "Shares" or "Common Stock"). The Company will also issue to the Subscriber Common Stock Purchase Warrants ("Warrants") pursuant to Section 7(f) herein for the aggregate consideration as set forth on the signature page hereof ("Purchase Price"). The Company Shares, Warrants, Commission Shares and Common Stock Purchase Warrants issuable to the Placement Agents ("Placement Warrants"), identified on Schedule A hereto, and the Common Stock issuable upon exercise of the Warrants and Placement Warrants, the Additional Shares, and the Put Securities (as hereinafter defined) are collectively referred to herein as, the "Securities"). Upon acceptance of this Agreement by the Subscriber, the Company shall issue and deliver to the Subscriber the Company Shares against payment, by federal funds (U.S.) wire transfer of the Purchase Price.

     The following terms and conditions shall apply to this subscription.

     1. Subscriber's Representations and Warranties. The Subscriber hereby represents and warrants to and agrees with the Company that:

          (a) Information on Company. The Subscriber has been furnished with and has read the Company's Registration Statement on Form S-3, as amended (File No. 333-27787) and subsequent Forms 10-QSB and 8-K, and Schedule 14A, each as filed with the U.S. Securities and Exchange Commission (the "Commission") (collectively, with exhibits thereto, hereinafter referred to as the "Reports"). In addition, the Subscriber has received from the Company such other information concerning its operations, financial condition and other matters as the Subscriber has requested, and considered all factors the Subscriber deems material in deciding on the advisability of investing in the Securities (such information in writing is collectively, the "Other Written Information").

          (b) Information on Subscriber. The Subscriber is an "accredited investor", as such term is defined in Regulation D promulgated by the Commission under the Securities Act of 1933, as amended, is experienced in investments and business matters, has made investments of a speculative nature and has purchased securities of United States publicly-owned companies in private placements in the past and, with its representatives, has such knowledge and experience in financial, tax and other business matters as to enable the Subscriber to utilize the information made available by the Company to evaluate the merits and risks of and to make an informed investment decision with respect to the proposed purchase, which represents a speculative investment. The Subscriber has the authority and is duly and legally


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qualified to purchase and own the Securities being purchased by the Subscriber.
The Subscriber is able to bear the risk of such investment for an indefinite period and to afford a complete loss thereof.

               (c) Purchase of Securities. On the Closing Date, the Subscriber will purchase the Company Shares and, if issued pursuant to the terms hereof, the Warrants, for its own account and not with a view to any distribution thereof.

               (d) Compliance with Securities Act. The Subscriber understands and agrees that the Securities have not been registered under the Securities Act of 1933, as amended (the "1933 Act") by reason of their issuance in a transaction that does not require registration under the 1933 Act, and that such Securities must be held unless a subsequent disposition is registered under the 1933 Act or is exempt from such registration.

               (e) Company Shares Legend. The Company Shares, the Commission Shares and the shares of Common Stock issuable upon the exercise of the Warrants and Placement Warrants shall bear the following legend:

          "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THESE SHARES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE RECOVERY NETWORK, INC. THAT SUCH REGISTRATION IS NOT REQUIRED."

               (f) Warrants Legend. The Warrants and Placement Warrants shall bear the following legend:

     "THIS WARRANT AND THE COMMON SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THIS WARRANT AND THE COMMON SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS WARRANT UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE RECOVERY NETWORK, INC. THAT SUCH REGISTRATION IS NOT REQUIRED."


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               (g)  Communication of Offer.  The offer to sell the Securities was directly communicated to the Subscriber. At no time was the Subscriber presented with or solicited by any leaflet, newspaper or magazine article, radio or television advertisement, or any other form of general advertising or solicited or invited to attend a promotional meeting otherwise than in connection and concurrently with such communicated offer.

               (h) Correctness of Representations. The Subscriber represents that the foregoing representations and warranties are true and correct as of the date hereof and, unless the Subscriber otherwise notifies the Company prior to the Closing Date (as hereinafter defined), shall be true and correct as of the Closing Date. The foregoing representations and warranties shall survive the Closing Date.

          2. Company Representations and Warranties. The Company represents and warrants to and agrees with the Subscriber that:

               (a) Due Incorporation. The Company and each of its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the respective jurisdictions of their incorporation and have the requisite corporate power to own their properties and to carry on their business as now being conducted. The Company and each of its subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction where the nature of the business conducted or property owned by it makes such qualification necessary, other than those jurisdictions in which the failure to so qualify would not have a material adverse effect on the business, operations or prospects or condition (financial or otherwise) of the Company.

               (b) Outstanding Stock. All issued and outstanding shares of capital stock of the Company and each of its subsidiaries has been duly authorized and validly issued and are fully paid and non-assessable.

               (c) Authority; Enforceability. This Agreement and all agreements related hereto and referred to herein have been duly authorized, executed and delivered by the Company and is a valid and binding agreement enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights generally and to general principles of equity. The Company has full corporate power and authority necessary to enter into this Agreement and to perform its obligations hereunder and all other agreement entered into by the Company relating hereto and contemplated hereby.

               (d) Additional Issuances. There are no outstanding agreements or preemptive or similar rights affecting the Company's common stock or equity and no outstanding rights, warrants or options to acquire, or instruments convertible into or exchangeable for, or agreements or understandings with respect to the sale or issuance of any shares of common stock or equity of the Company or other equity interest in any of the subsidiaries of the Company, except as described in the Reports or Other Written Information.


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      (e)   Consents. No consent, approval, authorization or order of any court, governmental agency or body or arbitrator having jurisdiction over the Company, or any of its affiliates, the NASD, NASDAQ or the Company's Shareholders is required for execution of this Agreement, and all other agreements entered into by the Company relating thereto, including, without limitation the issuance and sale of the Securities, and the performance of the Company's obligations hereunder and pursuant to any agreement referred to herein or relating hereto.

      (f) No Violation or Conflict. Neither the issuance and sale of the Securities nor the performance of the Company's obligations under this Agreement and all other agreements entered into by the Company relating thereto by the Company will:

            (i) violate, conflict with, result in a breach of, or constitute a default (or an event which with the giving of notice or the lapse of time or both would be reasonably likely to constitute a default) under (A) the articles of incorporation, charter or bylaws of the Company, or any of its affiliates or subsidiaries, (B) any decree, judgment, order, law, treaty, rule, regulation or determination applicable to the Company, or any of its affiliates of any court, governmental agency or body, or arbitrator having jurisdiction over the Company, or any of its affiliates or over the properties or assets of the Company, or any of its affiliates or subsidiaries, (C) the terms of any bond, debenture, note or any other evidence of indebtedness, or any agreement, stock option or other similar plan, indenture, lease, mortgage, deed of trust or other instrument to which the Company, or any of its affiliates or subsidiaries is a party, by which the Company, or any of its affiliates or subsidiaries is bound, or to which any of the properties of the Company, or any of its affiliates or subsidiaries is subject, or (D) the terms of any "lock-up" or similar provision of any underwriting or similar agreement to which the Company, or any of its affiliates or subsidiaries is a party; or

            (ii) result in the creation of imposition of any lien, charge or encumbrance upon the Securities or any of the assets of the Company, any of its affiliates or subsidiaries.

      (g)   The Securities. The Securities upon issuance:

            (i) are, or will be, free and clear of any security interests, liens, claims or other encumbrances, subject to restrictions upon transfer under the 1933 Act and State laws;

            (ii) have been, or will be, duly and validly authorized and on the date of issuance, on the Closing Date and Put Closing Date, and the date the Warrants and Placement Warrants are exercised, the Securities will be duly and validly issued, fully paid and nonassessable (and if registered pursuant to the 1933 Act, and resold pursuant to an effective registration statement or an exemption from registration) free trading and unrestricted;




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            (iii) will not have been issued or sold in violation of any preemptive or other similar rights of the holders of any securities or creditors of the Company;

            (iv) will not subject the holders thereof to personal liability by reason of being such holders; and

      (h) Litigation. There is no pending or, to the best knowledge of the Company, threatened action, suit, proceeding or investigation before any court, governmental agency or body, or arbitrator having jurisdiction over the Company, or any of its affiliates or subsidiaries that would affect the execution by the Company or the performance by the Company of its obligations under this Agreement, and all other agreements entered into by the Company relating thereto.

      (i) Reporting Company. The Company is publicly-held company whose common stock is (and has been for the past 90 days) registered pursuant to
Section 12(g) of the Securities Exchange Act of 1934, as amended (the "1934 Act") and is duly listed for trading on the NASD OTC Bulletin Board. Pursuant to the provisions of the 1934 Act, the Company has timely filed all reports and other materials required to be filed thereunder with the Securities and Exchange Commission during the preceding twelve months, and, is eligible to file a Form S-3 or Form SB-2 to register the Securities.

      (j) No Market Manipulation. The Company has not taken, and will not take, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of the common stock of the Company to facilitate the sale or resale of the Securities or affect the price at which the Securities may be issued or resold.

      (k) Information Concerning Company. The Reports and Other Written Information contain all material information relating to the Company and its operations and financial condition as of their respective dates and include all information required to be disclosed therein. Since the date of the financial statements included in the Reports, and except as modified in the Other Written Information, there has been no material adverse change in the Company's business, financial condition or affairs not disclosed in the Reports. The Reports and Other Written Information do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

      (l) Dilution. The number of Shares issuable upon Reset (as hereinafter defined) and upon exercise of the Warrants and Placement Warrants may increase substantially in certain circumstances, including, but not necessarily limited to, the circumstance wherein the trading price of the Common Stock declines in the future. The Company's executive officers and directors have studied and fully understand the nature of the Securities being sold hereby and recognize that they have a potential dilutive effect. The board of directors of the Company has concluded, in its good faith business judgment, that such issuance is in the best



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interests of the Company. The Company specifically acknowledges that its obligation to issue Shares upon Reset and exercise of the Warrants and Placement Warrants is binding upon the Company and enforceable, except as otherwise described in this Subscription Agreement, regardless of the dilution such issuance may have on the ownership interests of other shareholders of the Company.

            (m) Stop Transfer. The Securities are restricted securities as of the date of this Agreement. The Company will not issue any stop transfer order or other order impeding the sale and delivery of the Securities at such time as the Securities are registered for public sale or an exemption from registration is available.

            (n) Defaults. Neither the Company nor any of its subsidiaries is in violation of its Articles of Incorporation or Bylaws. Neither the Company nor any of its subsidiaries is (i) in default under or in violation of any other material agreement or instrument to which it is a party or by which it or any of its properties are bound or affected, which default or violation would have a material adverse effect on the Company, (ii) in default with respect to any order of any court, arbitrator or governmental body or subject to or party to any order of any court or governmental authority arising out of any action, suit or proceeding under any statute or other law respecting antitrust, monopoly, restraint of trade, unfair competition or similar matters, or (iii) to its knowledge in violation of any statute, rule or regulation of any governmental authority material to its business.

            (o) No Integrated Offering. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would cause the offering of the Securities pursuant to this Agreement to be integrated with prior offerings by the Company for purposes of the 1933 Act or any applicable stockholder approval provisions. Nor will the Company or any of its affiliates or subsidiaries take any action or steps that would cause the offering of the Securities to be integrated with other offerings.

            (p) Use of Proceeds. The proceeds of the Subscriber funds to be released to the Company will be used for working capital and for expenses of this offering.

            (q) No General Solicitation. Neither the Company, nor any of its affiliates, nor to its knowledge, any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Act) in connection with the offer or sale of the Securities.

            (r) Listing. The Company's common stock is listed for trading on NASD OTC Bulletin Board. The Company has not received any notice that its common stock will be delisted from the OTC Bulletin Board or that the common stock does not meet all requirements for the continuation of such listing.




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            (s)   Correctness of Representations. The Company represents that the foregoing representations and warranties are true and correct as of the date hereof in all material respects and, unless the Company otherwise notifies the Subscriber prior to the Closing Date and Put Closing Date, shall be true and correct in all material respects as of the Closing Date and Put Closing Date. The foregoing representations and warranties and all representations, warranties and undertakings of the Company set forth in this Subscription Agreement shall survive the Closing Date and Put Closing Date.

      3. Regulation D Offering. This Offering is being made pursuant to the exemption from the registration provisions of the Securities Act of 1933, as amended, afforded by Rule 506 of Regulation D promulgated thereunder. On the Closing Date, the Company will provide an opinion acceptable to Subscriber from the Company's legal counsel opining on the availability of the Regulation D exemption as it relates to the offer and issuance of the Securities. A form of the legal opinion is annexed hereto as Exhibit B. The Company will provide, at the Company's expense, such other legal opinions in the future as are reasonably necessary for the issuance and/or exercise of the Commission Shares, Warrants, Placement Warrants and Put Securities (as hereinafter defined).

      4. Reissuance of Securities. The Company agrees to reissue certificates representing the Securities without the legends set forth in Sections 1(e) and 1(f) above at such time as (a) the holder thereof is permitted to dispose of such Securities pursuant to Rule 144(k) under the Act, or (b) upon resale subject to an effective registration statement after the Securities are registered under the Act. The Company agrees to cooperate with the Subscriber in connection with all resales pursuant to Rule 144(d) and Rule 144(k) and provide legal opinions necessary to allow such resales provided the Company and its counsel receive reasonably requested certifications from the Subscriber and selling broker, if any.

      5. Redemption. The Company may not redeem any of the Securities without the consent of the holder of the Securities, except as described in
Section 9.2 of this Subscription Agreement.

      6. Legal Fees/Commissions. The Company shall pay to counsel to the Subscriber its fee of $22,500 for services rendered to the Subscriber in reviewing this Agreement and other subscription agreements for the aggregate subscription amounts of up to $500,000 and acting as escrow agent. The legal fees will be payable out of funds held pursuant to a Funds Escrow Agreement to be entered into by the Company, Subscriber and an Escrow Agent. In connection with Subscription Agreements relating to up to $500,000 of subscriber funds, the Company will issue and deliver to the Placement Agents as compensation, Common Stock of the Company ("Commission Shares") and Placement Warrants in the form agreed to by Company and Placement Agents, in the amounts designated on Schedule A hereto. The Commission Shares and Placement Warrants will be issued to the Placement Agents when, as, and if the corresponding subscription amount is released from escrow to the Company or on the Company's behalf. All the representations, covenants, warranties, indemnifications and undertakings, including but not limited to registration rights made or granted to or for the benefit



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of the Subscriber are hereby also made and granted to the Placement Agents in respect of the Commission Shares, Placement Warrants and Company Shares issuable upon exercise of the Placement Warrants.

      7.1 Covenants of the Company. The Company covenants and agrees with the Subscriber as follows:

            (a) The Company will advise the Subscriber, promptly after it receives notice of issuance by the Securities and Exchange Commission, any state securities commission or any other regulatory authority of any stop order or of any order preventing or suspending any offering of any securities of the Company, or of the suspension of the qualification of the common stock of the Company for offering or sale in any jurisdiction, or the initiation of any proceeding for any such purpose.

            (b) The Company shall promptly secure the listing of the Company Shares, Commission Shares and Common Stock issuable upon the exercise of the Warrants and Placement Warrants upon each national securities exchange, or automated quotation system, if any, upon which shares of common stock are then listed (subject to official notice of issuance) and shall maintain such listing so long as any other shares of common stock shall be so listed. The Company will use its best efforts to maintain the listing and trading of its common stock on the NASD OTC Bulletin Board, and within 90 days of the Closing Date obtain a listing of its common stock and Company Shares on the NASDAQ SmallCap Market, and will comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of the National Association of Securities Dealers ("NASD") and such exchanges, as applicable. The Company will provide the Subscriber copies of all notices it receives notifying the Company of the threatened and actual delisting of the common stock on any exchange or quotation system on which the common stock is listed. Failure to obtain a listing of the common stock and Company Shares on the NASDAQ SmallCap Market within 90 days of the Closing Date is a material default by the Company of its obligations hereunder.

            (c) The Company shall notify the SEC, NASD and applicable state authorities, in accordance with their requirements, of the transactions contemplated by this Agreement, and shall take all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of the Securities to the Subscriber and Placement Agents and promptly provide copies thereof to Subscriber.

            (d) Until at least three (3) years after the effectiveness of the Registration Statement on Form S-3 or such other Registration Statement described in Section 10.1(iv) hereof, the Company will (i) cause its common stock to continue to be registered under Sections 12(b) or 12(g) of the Exchange Act, (ii) comply in all respects with its reporting and filing obligations under the Exchange Act, and (iii) comply with all requirements related to any registration statement filed pursuant to this Agreement. The Company will not take any action or file any document (whether or not permitted by the Act or the Exchange Act or the rules thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and


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filing obligations under said Acts until the later of (i) three (3) years after the effective date of the Registration Statement on Form S-3 or such other Registration Statement described in Section 10.1(iv) hereof, or (ii) the sale by the Subscribers and Placement Agents of all the Company Shares issuable by the Company pursuant to this Agreement. The Company agrees to obtain a listing for its common stock on the NASDAQ SmallCap Market within 90 days of Closing. Until at least two (2) years after the Warrants and Placement Warrants have been exercised, the Company will maintain the listing or trading of its common stock on NASDAQ SmallCap Market and will comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of the NASD and NASDAQ, as appropriate.

            (e) The Company undertakes to use the proceeds of the Subscriber's funds for working capital and expenses of this offering.

            (f) Warrant Issuance. On or before five (5) business days after sixty (60) calendar days after the Effective Date (as described in Section 10.1(iv) hereof), the Company shall issue and deliver to the Subscriber, Warrants to purchase 15,000 shares of Common Stock ("Warrants") for each $100,000 of Purchase Price and Put Consideration for which the Subscriber is the holder of the corresponding Company Shares or Put Shares, provided the Subscriber is the holder of not less than one-half (1/2) of the Common Shares Purchased, set forth on the signature page hereto, as of sixty (60) calendar days after the Effective Date. The Warrants will be identical to the Placement Warrants except that the Warrants will be exercisable for three years from the issue date.

      8.    Covenants of the Company and Subscriber Regarding Indemnifications.

            (a) The Company agrees to indemnify, hold harmless, reimburse and defend Subscriber against any claim, cost, expense, liability, obligation, loss or damage (including reasonable legal fees) of any nature, incurred by or imposed upon Subscriber which results, arises out of or is based upon (i) any misrepresentation by Company or breach of any warranty by Company in this Agreement or in any Exhibits or Schedules attached hereto, or Reports or other Written Information; or (ii) any breach or default in performance by Company of any covenant or undertaking to be performed by Company hereunder, or any other agreement entered into by the Company and Subscribers relating hereto.

            (b) Subscriber agrees to indemnify, hold harmless, reimburse and defend the Company at all times against any claim, cost, expense, liability, obligation, loss or damage (including reasonable legal fees) of any nature, incurred by or imposed upon the Company which results, arises out of or is based upon (a) any misrepresentation by Subscriber in this Agreement or in any Exhibits or Schedules attached hereto; or (b) any breach or default in performance by Subscriber of any covenant or undertaking to be performed by Subscriber hereunder, or any other agreement entered into by the Company and Subscribers relating hereto.


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     9.1  Reset.

          (a) The amount of Company Shares issuable to the Subscriber shall be redetermined from time to time as described herein (the "Reset") and if appropriate, additional shares of Common Stock (the "Additional Shares") will be issued and delivered to the Subscriber as provided herein. The original purchase price set forth on the signature page of this Subscription Agreement (the "Purchase Price") shall be deemed the purchase price of all the shares of Common Stock to be delivered pursuant to this Subscription Agreement including the Additional Shares. Provided the Additional Shares are issued after the effective date of the Registration Statement described in Section 10.1 (iv) hereof, such Additional Shares will be free-trading on the books and records of the Company and issued without restrictive legend.

          (b) The Reset shall be determined on the first NASDAQ SmallCap Market trading day of each calendar month commencing October 1, 1999 (each a "Reset Date") for an amount of the Purchase Price equal to up to 25% of the Purchase Price, at the Subscriber's written election at any time during each calendar month ("Designated Portion") per Reset Date.

          (c) If the Company's common stock is listed for trading on the NASDAQ SmallCap Market on a Reset Date and the Closing Bid Price of the common stock on such Reset Date is less than 130% of the Issue Price set forth on the signature page hereto, (subject to adjustment for stock splits, stock dividends and similar events), then on each Reset Date a number of Company Shares will be calculated for the Designated Portion of the Purchase Price by dividing the Designated Portion of the Purchase Price by a number equal to eighty-five percent (85%) of the lowest closing bid price for the common stock on the NASDAQ SmallCap Market, or on any securities exchange or other securities market on which the common stock was listed, traded or quoted for the calendar month immediately preceding the Reset Date (the "Reset Price"). If the Reset Price is less than the Issue Price designated on the signature page hereto, then the Company will issue to the Subscriber the number of shares of Common Stock obtained by subtracting (y) the number of shares obtained by dividing the Designated Portion of Purchase Price by the Issue Price from (z) the number of shares obtained by dividing the Designated Portion of Purchase Price by the Reset Price.

          (d) If the Company's Common Stock is not listed for trading on the NASDAQ SmallCap Market or National Market System on a Reset Date and the Closing Bid Price of the Common Stock on such Reset Date is less than 175% of the Issue Price (subject to adjustment for stock split, stock dividends and similar events), then on each Reset Date a number of Company Shares will be calculated for the Designated Portion of the Purchase Price by Dividing the Designated Portion of the Purchase Price by a number equal to eighty-five percent (85%) of the lowest closing bid price for the common stock on the NASDAQ SmallCap Market, or on any securities exchange or other securities market on which the common stock was listed, traded or quoted for the calendar month immediately preceding the Reset Date. If the Reset Price is less than the Issue Price, then the Company will issue to the Subscriber the number of shares of Common Stock obtained by subtracting (y) the number of shares obtained by dividing the


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Designated Portion of Purchase Price by the Issue Price from (z) the number of shares obtained by dividing the Designated Portion of Purchase Price by the Reset Price.

          (e) Reset rights described herein shall end on the sooner to occur of two years after the Effective Date of the registration statement as described in Section 10.1(iv) hereof, or upon the Subscriber having realized net proceeds from sales of the Company Shares equal to 150% of the Purchase Price and Put Consideration actually paid by the Subscriber, of which occurrence the Subscriber shall notify the Company in writing.

          (f) In no event will the Subscriber be required to return any Company Shares to the Company. Each Reset calculation shall be made independent of all other Reset calculations.

          (g) The Company agrees to deliver the Additional Shares to the Subscriber in hand, or Redemption Amount (as defined herein) if such payment of the Redemption Amount is permitted hereunder, no later than ten (10) business days, in the case of the Additional Shares, or five (5) business days in the case of the Redemption Amount, after notice from the Subscriber of the Designated Portion (each a "Delivery Date"). The Company understands that a delay in the delivery of either the Additional Shares or failure to timely deliver the Redemption Amount described in Sections 9.2 and 9.3 beyond the required Delivery Date could result in economic loss to the Subscriber. As compensation to the Subscriber for such loss, the Company agrees to pay as liquidated damages payments to the Subscriber for late delivery of Additional Shares or Redemption Amount beyond the required Delivery Date, in the amount of $100 per business day after the Delivery Date for each $10,000 of Designated Portion of Purchase Price for which a Reset has been calculated. The Company shall pay any payments incurred under this Section in immediately available funds upon demand. The late payment charges described in this Section 9.1(g) shall be payable through the date the Additional Shares or Redemption Amount is received in hand by the Subscriber.

          (h) Securities and Company Shares as defined and employed in this Subscription Agreement shall include Additional Shares for all purposes including but not limited to Section 10 of this Subscription Agreement.

          (i) Nothing contained herein or in any document referred to herein or delivered in connection herewith shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law. In the event that the rate of interest required to be paid or other charges hereunder exceed the maximum permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by the Company to the Subscriber and thus refunded to the Company.

     9.2 Optional Redemption. In the event the Reset Price on a Reset Date is less than $.50 per share (subject to adjustment for stock splits, stock dividends and similar events), then at the Company's election, in lieu of delivering the Additional Shares on the Delivery Date, the Company may deliver no later than five business days after notice from the Subscriber of the

Designated Portion a sum of money equal to 130% of the Designated Portion for such Resent Date ("Redemption Amount"). In the event the Additional Shares or payment of the Redemption Amount is not received by the Subscriber in US funds on or before the required Delivery Date, then the Company shall thereafter no longer have the right described in this paragraph to substitute cash payment in lieu of delivery of Additional Shares. As a precondition to exercising the right to substitute the Redemption Amount in lieu of delivering Additional Shares, the Company must notify the Subscriber in writing of its intention to do so no later than one (1) business day after notice from the Subscriber of the Designated Portion.

     9.3 Mandatory Redemption. In the event the Company does not issue and deliver Additional Shares on a Delivery Date for any reason, then at the Subscriber's election in lieu of delivering such Additional Shares the Company must pay to the Subscriber immediately after request, a sum of money equal to the Redemption Amount calculated in the manner described in Section 9.2 hereof.

     9.4 Additional Reset. In addition to the other Reset rights described herein, if within ninety (90) days from the Closing Date, the Company's Common Stock is not listed or included for trading on any of the NASDAQ SmallCap Market, National Market System, or American Stock Exchange, then the Company shall issue and deliver to the Subscriber prior to ninety-six (96) days from the Closing Date an amount of Company Shares equal to the Common Shares Purchased, as designated on the signature page hereto so that the per share Purchase Price will be reduced to $.50. After receipt of such shares, the per share Purchase Price for purposes of Reset calculations described in this
Section 9 shall be equal to $.50 and the number of Company Shares actually received shall be employed for Reset calculations.

     9.5 Reset Limitation. The Company and Subscriber agree that the Subscriber shall not be entitled to Reset on a Reset Date that amount of the Purchase Price in connection with that number of shares of common stock which would be in excess of the sum of (i) the number of shares of common stock beneficially owned by the Subscriber and its affiliates on such Reset Date, and
(ii) the number of shares of common stock issuable upon such Reset with respect to which the determination of this proviso is being made on such Reset Date, which would result in beneficial ownership by the Subscriber and its affiliates of more than 9.99% of the outstanding shares of common stock of the Company on such Reset Date. For the purposes of the proviso to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13d-3 thereunder. Subject to the foregoing, the Subscriber shall not be prohibited from exercising over time of its Reset Rights in connection with the Reset of an aggregate 100% Purchase Price. Subscriber may revoke the restriction described in this paragraph upon seventy-five (75) days prior written notice to the Company.

     9.6 Buy-In. In addition to any other rights available to the Subscriber, if the Company fails to deliver to the Subscriber such shares issuable upon Reset or if applicable the Redemption Amount, by the Delivery Date and if after the Delivery Date the Subscriber purchases (in an open market transaction or otherwise) shares of common stock to deliver in satisfaction of a sale by such Subscriber of the common stock which the Subscriber anticipated receiving upon such Reset (a "Buy-In"), then the Company shall pay in cash to the Subscriber (in addition to any remedies available to or elected by the Subscriber) the amount by which (A) the Subscriber's total purchase price (including brokerage commissions, if any) for the shares of common stock so purchased exceeds (B) the corresponding portion of Designated Amount for which Additional Shares were not timely delivered, together with interest thereon at a rate of 15% per annum, accruing until such amount and any accrued interest thereon is paid in full (which amount shall be paid as liquidated damages and not as a penalty). For example, if the Subscriber purchases shares of Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted Reset of $10,000 of Designated Amount, the Company shall be required to pay the Subscriber $1,000, plus interest. The Subscriber shall provide the Company written notice indicating the amounts payable to the Subscriber in respect of the Buy-In.

          9.7. Injunction - Posting of Bond. In the event a Subscriber shall exercise its Reset Rights, the Company may not refuse conversion based on any claim that such Subscriber or any one associated or affiliated with such Subscriber has been engaged in any violation of law, unless, an injunction from a court, on notice, restraining and/or enjoining the exercise of the Subscriber's Reset rights shall have been obtained and the Company posts a surety bond for the benefit of such Subscriber in the amount of 130% of the amount of the Designated Amount, which is subject to the injunction, which bond shall remain in effect until the completion of arbitration/litigation of the dispute and the proceeds of which shall be payable to such Subscriber to the extent it obtains judgment.

          10.1. Registration Rights. The Company hereby grants the following registration rights to holders of the Securities.

                (i) On one occasion, for a period commencing 31 days after the Closing Date, but not later than three years after the Closing Date, the Company, upon a written request therefor from any record holder or holders of more than 50% of the aggregate of the Company's Shares issued in connection with the $500,000 aggregate offering to which this Subscription Agreement relates (the Securities, Additional Shares and securities issued or issuable by virtue of ownership or exercise of the Securities, and the Put Securities (defined in Section 11.1(a) hereof) if actually issued, being, the "Registrable Securities"), shall prepare and file with the SEC a registration statement under the Act covering the Registrable Securities which are the subject of such request, unless such Registrable Securities are the subject of an effective registration statement. In addition, upon the receipt of such request, the Company shall promptly give written notice to all other record holders of the Registrable Securities that such registration statement is to be filed and shall include in such registration statement Registrable Securities for which it has received written requests within 10 days after the Company gives such written notice. Such other requesting record holders shall be deemed to have exercised their demand registration right under this Section 10.1(i). As a condition precedent to the inclusion of Registrable Securities, the holder thereof shall provide the Company with such information as the Company reasonably requests. The obligation of the Company under this
Section 10.1(i) shall be limited to one registration statement.

                (ii) If the Company at any time proposes to register any of its securities under the Act for sale to the public, whether for its own account or for the account of other security holders or both, except with respect to registration statements on Forms S-4, S-8 or another form not available for registering the Registrable Securities for sale to the public, provided the Registrable Securities are not otherwise registered for resale by the Subscriber or Holder pursuant to an effective registration statement, each such time it will give at least 30 days' prior written notice to the record holder of the Registrable Securities of its intention so to do. Upon the written request of the holder, received by the Company within 30 days after the giving of any such notice by the Company, to register any of the Registrable Securities, the Company will cause such Registrable Securities as to which registration shall have been so requested to be included with the securities to be covered by the registration statement proposed to be filed by the Company, all to the extent required to permit the sale or other disposition of the Registrable Securities so registered by the holder of such Registrable Securities (the "Seller"). In the event that any registration pursuant to this
Section 10.1(ii) shall be, in whole or in part, an underwritten public offering of common stock of the Company, the number of shares of Registrable Securities to be included in such an underwriting may be reduced by the managing underwriter if and to the extent that the Company and the underwriter shall reasonably be of the opinion that such inclusion would adversely affect the marketing of the securities to be sold by the Company therein; provided, however, that the Company shall notify the Seller in writing of any such reduction. Notwithstanding the foregoing provisions, the Company may withdraw any registration statement referred to in this Section 10.1(ii) without thereby incurring any liability to the Seller.

                (iii) If, at the time any written request for registration is received by the Company pursuant to Section 10.1(i), the Company has determined to proceed with the actual preparation and filing of a registration statement under the 1933 Act in connection with the proposed offer and sale for cash of any of its securities for the Company's own account, such written request shall be deemed to have been given pursuant to Section 10.1(ii), rather than
Section 10.1(i), and the rights of the holders of Registrable Securities covered by such written request shall be governed by Section 10.1(ii) except that the Company or underwriter, if any, may not withdraw such registration or limit the amount of Registrable Securities included in such registration.

                (iv) The Company shall file with the Commission within thirty
(30) days of the Closing Date (the "Filing Date"), and use its reasonable commercial efforts to cause to be declared effective a Form S-3 registration statement (or such other form that it is eligible to use) within ninety (90) days of the Closing Date in order to register the Registrable Securities for resale and distribution under the Act. The registration statement described in this paragraph must be declared effective by the Commission within ninety (90) days of the Closing Date ("Effective Date"). The Company will register not less than 120,000 shares of Common Stock in the aforedescribed registration statement for each $25,000 of Purchase Price and one share of Common Stock for each Commission Share and common share issuable upon exercise of the

Warrants and Placement Warrants. The Registrable Securities shall be reserved and set aside exclusively for the benefit of the Subscriber and Placement Agents, as the case may be, and not issued, employed or reserved for anyone other than the Subscriber and Placement Agents, as the case may be. Such registration statement will be promptly amended or additional registration statements will be promptly filed by the Company as necessary to register additional Company Shares to allow the public resale of all common stock included in and issuable by virtue of the Registrable Securities.

          10.2 Registration Procedures. If and whenever the Company is required by the provisions hereof to effect the registration of any shares of Registrable Securities under the Act, the Company will, as expeditiously as possible:

               (a) prepare and file with the Commission a registration statement with respect to such securities and use its best efforts to cause such registration statement to become and remain effective for the period of the distribution contemplated thereby (determined as herein provided), and promptly provide to the holders of Registrable Securities copies of all filings;

               (b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for not less than 6 months after the latest exercise period of any common stock purchase warrant or other convertible instrument included in the Registrable Securities, and comply with the provisions of the Act with respect to the disposition of all of the Registrable Securities covered by such registration statement in accordance with the Seller's intended method of disposition set forth in such registration statement for such period;

               (c) furnish to the Seller, and to each underwriter, if any, such number of copies of the registration statement and the prospectus included therein (including each preliminary prospectus) as such persons reasonably may request in order to facilitate the public sale or their disposition of the securities covered by such registration statement;

               (d) use its best efforts to register or qualify the Seller's Registrable Securities covered by such registration statement under the securities or "blue sky" laws of such jurisdictions as the Seller and in the case of an underwritten public offering, the managing underwriter shall reasonably request, provided, however, that the Company shall not for any such purpose be required to qualify generally to transact business as a foreign corporation in any jurisdiction where it is not so qualified or to consent to general service of process in any such jurisdiction;

               (e) list the Registrable Securities covered by such registration statement with any securities exchange on which the Common Stock of the Company is then listed;

          (f) immediately notify the Seller and each underwriter under such registration statement at any time when a prospectus relating thereto is required to be delivered under the Act, of the happening of any event of which the Company has knowledge as a result of which the prospectus contained in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

          (g) make available for inspection by the Seller, any underwriter participating in any distribution pursuant to such registration statement, and any attorney, accountant or other agent retained by the Seller or underwriter, all publicly available, non-confidential financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all publicly available, non-confidential information reasonably requested by the seller, underwriter, attorney, accountant or agent in connection with such registration statement.

     10.3 Provisions of Documents.

          (a) At the request of the Seller, provided a demand for registration has been made pursuant to Section 10.1(i) or a request for registration has been made pursuant to Section 10.1(ii), the Registrable Securities will be included in a registration statement filed pursuant to this Section 10. In the event of a firm commitment underwritten public offering in which the Registrable Securities are so included, the lockup, if any, requested by the managing underwriter may not exceed ninety (90) days after the effective date thereof.

          (b) In connection with each registration hereunder, the Seller will furnish to the Company in writing such information with respect to itself and the proposed distribution by it as reasonably shall be necessary in order to assure compliance with federal and applicable state securities laws. In connection with each registration pursuant to Section 10.1(i) or 10.1(ii) covering an underwritten public offering, the Company and the Seller agree to enter into a written agreement with the managing underwriter in such form and containing such provisions as are customary in the securities business for such an arrangement between such underwriter and the companies of the Company's size and investment stature.

     10.4 Non-Registration Events. The Company and the Subscriber agree that the Seller will suffer damages if any registration statement required under
Section 10.1(i) or 10.1(ii) above is not filed within 60 days after request by the Holder and not declared effective by the Commission within 120 days after such request [or the Filing Date and Effective Date, respectively, in reference to the Registration Statement on Form S-3 or such other form described in
Section 10.1(iv)], and maintained in the manner and within the time periods contemplated by Section 10 hereof, and it would not be feasible to ascertain the extent of such damages with precision. Accordingly, if (i) the Registration Statement described in Sections (10.1(i) or 10.1(ii) is not filed within 60 days of such request, or is not declared effective by the Commission on or prior to the date that is 120 days after such request, or (ii) the registration statement on Form S-3 or such other form described in Section 10.1(iv) is not filed on or before the Filing Date or not declared effective on or before the sooner of the Effective Date, or within five days of receipt by the Company of a communication from the Commission that the registration statement described in Section 10.1(iv) will not be reviewed, or (iii) any registration statement described in Sections 10.1(i), 10.1(ii) or 10.1(iv) is filed and declared effective but shall thereafter cease to be effective (without being succeeded immediately by an additional registration statement filed and declared effective) for a period of time which shall exceed 30 days in the aggregate per year but not more than 20 consecutive calendar days (defined as a period of 365 days commencing on the date the Registration Statement is declared effective) (each such event referred to in clauses (i), (ii) and (iii) of this Section 10.4 is referred to herein as a "Non-Registration Event"), then, for so long as such Non-Registration Event shall continue, the Company shall pay in cash as Liquidated Damages to each holder of any Registrable Securities an amount equal to three (3%) percent for each thirty (30) days or part thereof, of the Purchase Price of the Company Shares, and the aggregate amount of the exercise prices of the Warrants and Placement Warrants, whether or not exercised, then owned of record by such holder as of the occurrence of such Non-Registration Event. Payments to be made pursuant to Section 10.4 shall be due and payable immediately upon demand in immediately available funds.

            10.5. Expenses.   All expenses incurred by the Company in complying
with Section 10, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel and independent public accountants for the Company, fees and expenses (including counsel fees) incurred in connection with complying with state securities or "blue sky" laws, fees of the National Association of Securities Dealers, Inc., transfer taxes, fees of transfer agents and registrars, fee of one counsel, if any, to represent all the Sellers, and costs of insurance are called "Registration Expenses". All underwriting discounts and selling commissions applicable to the sale of Registrable Securities, including any fees and disbursements of any special counsel to the Seller, are called "Selling Expenses". The Seller shall pay the fees of its own additional counsel, if any.

                  The Company will pay all Registration Expenses in connection with the registration statement under Section 10. All Selling Expenses in connection with each registration statement under Section 10 shall be borne by the Seller and may be apportioned among the Sellers in proportion to the number of shares sold by the Seller relative to the number of shares sold under each registration statement or as all Sellers thereunder may agree.

            10.6. Indemnification and Contribution.

                  (a) In the event of a registration of any Registrable Securities under the Act pursuant to Section 10, the Company will indemnify and hold harmless the Seller, each officer of the Seller, each director of the Seller, each underwriter of such Registrable Securities thereunder and each other person, if any, who controls such Seller or underwriter within the meaning of the 1933 Act, against any losses, claims, damages or liabilities, joint or several, to which the Seller, or such underwriter or controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Registrable Securities was registered under the Act pursuant to Section 10, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Seller, each such underwriter and each such controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case if and to the extent that such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by any such Seller, the underwriter or any such controlling person in writing specifically for use in such registration statement or prospectus.

            (b) In the event of a registration of any of the Registrable Securities under the Act pursuant to Section 10, the Seller will indemnify and hold harmless the Company, and each person, if any, who controls the Company within the meaning of the Act, each officer of the Company who signs the registration statement, each director of the Company, each underwriter and each person who controls any underwriter within the meaning of the Act, against all losses, claims, damages or liabilities, joint or several, to which the Company or such officer, director, underwriter or controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement under which such Registrable Securities were registered under the Act pursuant to Section 10, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and each such officer, director, underwriter and controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action, provided, however, that the Seller will be liable hereunder in any such case if and only to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information pertaining to such Seller, as such, furnished in writing to the company by such Seller specifically for use in such registration statement or prospectus, and provided, further, however, that the liability of the Seller hereunder shall be limited to the proportion of any such loss, claim, damage, liability or expense which is equal to the proportion that the public offering price of the Registrable Securities sold by the Seller under such registration statement bears to the total public offering price of all securities sold thereunder, but not in any event to exceed the gross proceeds received by the Seller from the sale of Registrable Securities covered by such registration statement.

            (c) Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to such indemnified party other than under this Section 10.6(c) and shall only relieve it from any liability which it may have to such indemnified party under this Section 10.6(c) if and to the extent the indemnifying party is prejudiced by such omission. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 10.6(c) for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected, provided, however, that, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be reasonable defenses available to it which are different from or additional to those available to the indemnifying party or if the interests on the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, the indemnified parties shall have the right to select one separate counsel and to assume such legal defenses and otherwise to participate in the defense of such action, with the reasonable expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the indemnifying party as incurred.

          (d) In order to provide for just and equitable contribution in the event of joint liability under the Act in any case in which either (i) the Seller, or any controlling person of the Seller, makes a claim for indemnification pursuant to this Section 10.6 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 10.6 provides for indemnification in such case, or (ii) contribution under the Act may be required on the part of the Seller or controlling person of the Seller in circumstances for which indemnification is provided under this Section 10.6; then, and in each such case, the Company and the Seller will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that the Seller is responsible only for the portion represented by the percentage that the public offering price of its securities offered by the registration statement bears to the public offering price of all securities offered by such registration statement, provided, however, that, in any such case, (A) the Seller will not be required to contribute any amount in excess of the public offering price of all such securities offered by it pursuant to such registration statement; and (B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 10(f) of the Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

     11.1.  Obligation To Purchase.

               (a) The Subscriber agrees to purchase from the Company additional Company Shares ("Put Shares") for up to the Maximum Put Consideration designated on the signature page hereto. Collectively the Put Shares and Put Commissions (as hereinafter defined) are referred to as the "Put Securities".) The Holders of the Put Securities are granted all the rights, remedies and indemnification granted to the Subscriber in connection with the Securities, including but not limited to, the registration rights described in
Section 10 hereof, and the Reset Rights described in Section 9 hereof.

               (b) The agreement to purchase the Put Shares is contingent on the following (unless waived by the Subscriber):

                    (i) The timely filing and timely effectiveness of the registration statement described in Section 10.1(iv) hereof relating to all the Registrable Securities.

                    (ii) As of the Put Date and Put Closing Date (as defined hereinafter), the Company will be a full reporting company with the class of Shares registered pursuant to Section 12(g) of the Securities Exchange Act of 1934.

                    (iii) The closing bid price of the Company's common stock on the NASDAQ SmallCap Market or such other securities exchange or market where the Company's common stock is listed for trading ("Closing Bid Price") for each of the ten trading days prior to the giving of a Put Notice (as defined hereinafter) and until to the Put Closing Date will not be less than $1.00.

                    (iv) No material adverse change in the Company's business or business prospects shall have occurred after the date of the most recent financial statements included in the Reports. Material adverse change is defined as any effect on the business, operations, properties, prospects, or financial condition of the Company that is material and adverse to the Company and its subsidiaries and affiliates, taken as a whole, and/or any condition, circumstance, or situation that would prohibit or otherwise interfere with the ability of the Company to enter into and perform any of its obligations under this Agreement, or any other agreement entered into or to be entered into in connection herewith, in any material respect.

                    (v) There not being an adverse variation of 20% or more from the quarterly and annual revenue, gross income and Net Profit projections set forth on Schedule C hereto for the periods set forth on Schedule C hereto. Schedule C will be retained by the Escrow Agent referred to in Section 6 hereof and not delivered to the Subscriber unless the Escrow Agent determines in its own discretion that the actual revenue and/or income differ from the projections by 20% or more. In any event, the Escrow Agent may deliver the projections to the Subscriber at the Escrow Agent's discretion. Until eighteen months from the Closing Date, the Company undertakes to deliver to the Escrow Agent copies of all periodic reports and other filings by the Company with the Securities and Exchange Commission within two
(2) business days of filing with the Securities and Exchange Commission.

               (vi) The execution and delivery to the Subscriber of a certificate signed by its chief executive officer representing the truth and accuracy of all the Company's representations and warranties contained in this Subscription Agreement as of the Put Date and the Put Closing Date and confirming the undertakings contained herein, and representing the satisfaction of all contingencies and conditions required for the exercise of the Put.

               (vii) The Company's compliance after the date hereof with the listing requirements of the NASD OTC Bulletin Board, and the Company's not having received notice from the NASD OTC Bulletin Board (and any principal market on which the Company's Common Stock is listed for trading) that the Company is not in compliance with the requirements for continued listing.

               (viii) The execution by the Company and delivery to the Subscriber of all documents reasonably necessary to memorialize the rights and obligations of each of the parties in relation to the Put.

               (ix) There shall not have occurred a change in the current members of the board of directors of the Company nor of the President, Vice-President, Chief Financial Officer, Chief Executive Officer, or Chief Operating Officer of the Company prior to the giving of a Put Notice or Put Closing Date.

               (x) A Closing shall have occurred on an aggregate of $500,000 on the same terms and conditions described in this Subscription Agreement.

               (xi) The Company shall have obtained a listing for trading of its Common Stock on the NASDAQ SmallCap Market on or before 90 days after the Closing Date.

          (c) The exercise of the Put is further contingent on the non-occurrence of any of the following events, each an Event of Default:

               (i) The Company shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business; or such a receiver or trustee shall otherwise be appointed.

               (ii) Any money judgment, writ or similar process shall be entered or filed against Company or any of its property or other assets for more than $50,000, and shall remain unvacated, unbonded or unstayed for a period of forty-five (45) days.

                    (iii) Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings or relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Company.

                    (iv) Delisting of any of the Company's securities from the NASD OTC Bulletin Board or such other principal exchange on which such security was listed for trading, or receipt by the Company of notice from NASDAQ or such other principal exchange that the Company is not in compliance with its listing requirements.

                    (v) A concession by the Company or a default by the Company under any one or more obligations in an aggregate monetary amount in excess of $50,000.

                    (vi) An SEC stop trade order or NASDAQ trading suspension.

                    (vii) Any representation or warranty of the Company made in this Subscription Agreement or in connection herewith, or in any agreement, statement or certificate given in writing pursuant hereto or in any other agreement to which the Company and Subscriber are parties, or in connection herewith or therewith shall be materially false or misleading.

                    (viii) The occurrence of a Non-Registration Event.

                    (ix) Any material default by the Company of any covenant or undertaking described in this Subscription Agreement or any document delivered in connection herewith or under any other agreement to which the Company and Subscriber are parties.

                (d) The exercise of the Put is expressly contingent on the declaration of effectiveness by the Securities and Exchange Commission and the continued effectiveness of the Registration Statement on Form S-3 or such other form as described in Section 10.1(iv) hereof relating to the Registrable Securities and the Company's ability to issue Common Stock on the Put Closing Date pursuant to an effective registration statement, with such Common Stock, upon resale, being unlegended freely transferable Common Stock.

         11.2.  Exercise of Put.

                (a) The Company's right to exercise the Put expires two weeks after the obtention of a listing of the Company's Common Stock on the NASDAQ SmallCap Market, which must occur within 90 days of the Closing Date ("Put Exercise Period").

                (b) The Put may be exercised by the Company by the giving to the Subscriber of a written notice of exercise ("Put Notice") during the Put Exercise Period in relation to all the subject Put Securities. The date a Put Notice is given is a Put Date. Each Put Notice must be accompanied by the (i) officer's certificate described in Section 11.1(b)(viii) above; (ii) a copy of the filed registration statement; (iii) notice of declaration of effectiveness;
(iv) five copies of the final prospectus; (v) a legal opinion relating to the Put Securities in form reasonably acceptable to Subscriber, and (vi) proof of timely listing on the NASDAQ SmallCap Market.

            (c) Unless otherwise agreed to by the Subscribers, Put Notices must be given to all Subscribers in proportion to the amounts agreed to be purchased by all Subscribers undertaking to purchase Put Shares in the $500,000 offering to which this Subscription Agreement relates. The aggregate amount of all such Put Notices may not exceed $1,500,000. In the event the Company does not exercise the Put during the Put Exercise Period, then the Subscriber may exercise the Put on behalf of the Company, giving notice to the Company of such exercise during the fourteen (14) business days following the Put Exercise Period. Only one Put Notice may be given to the Subscriber.

            (d) Payment by the Subscriber in relation to a Put Notice relating to the Put must be made within 10 days of receipt of a Put Notice. Payment will be made against delivery to the Subscriber or an escrow agent to be agreed upon the Company and Subscriber, of the Put Shares and items set forth in Section 11.2(b) above, and delivery to the Placement Agents of the Put Commissions relating to the Put being exercised.

      11.3. Put Price.

            (a) If the Put is exercised by the Company, the price for each Put Share shall be $1.00 for each Put Share ("Put Price").

            (b) If the Put is exercised by the Subscriber on the Company's behalf pursuant to Section 11.2(C) hereof and provided the Closing Bid Price for each of the 20 trading days prior to the giving of a Put Notice by the Subscriber is more than $1.75 and the aggregate trading volume in the Company's common stock is more than 100,000 common shares per day for each of the 20 trading days prior to the giving of a Put Notice by the Subscriber, then the Put Price shall be $1.00 plus one-half the difference between $1.75 and the Closing Bid Price on the trading day preceding the Put Date.

            (c) If the Put is exercised by the Subscriber on the Company's behalf pursuant to Section 11.2(C) hereof and the Closing Bid Price for each of the 20 trading days prior to the giving of a Put Notice by the Subscriber is $1.75 or less or the aggregate trading volume in the Company's common stock is less than 100,000 common share per day for each of the 20 trading days prior to the giving of a Put Notice by the Subscriber, then the Put Price shall be $1.00.

      11.4. Put Commission Warrants. The Put Commission Warrants (as defined herein) payable in connection with the Put will be identical to the Placement Warrants except that such Put Warrants will be exercisable commencing on the Put Closing Date and for three years thereafter at the lower of the exercise price of the Placement Warrants or the closing bid price of the Company's Common Stock on the NASDAQ SmallCap Market on the day prior to the Put Closing Date.

      11.5. Put Commissions. The Placement Agents identified on Schedule A hereto shall receive aggregate commissions in connection with the closing of the Put as follows: (i) one Company Share for each ten (10) Put Shares purchased by the Subscriber; and (ii) one Put Warrant for each $2 of Put purchase price paid by a Subscriber in connection with the Put. Collectively, the foregoing are referred to as Put Commissions. The aggregate Put Commissions are set forth on Schedule A hereto. Put Commissions shall be payable only in connection with the Put Purchase Price actually paid by a Subscriber. The attorney for the Subscriber shall receive a payment at the Put Closing equal to one and one-half (1.5%) of the Put Consideration.

      11.6. Adjustments. The Put Price and number of Common Shares to be issued pursuant to this Section shall be subject to adjustment from time to time upon the happening of certain events while the Put right remains outstanding, as follows:

            (a) Stock Splits, Combinations and Dividends. If the shares of common stock are subdivided or combined into a greater or smaller number of shares of common stock, or if a dividend is paid on the common stock in shares of common stock, the Put Price shall be proportionately reduced in case of subdivision of shares or stock dividend or proportionately increased in the case of combination of shares, in each such case by the ratio which the total number of shares of common stock outstanding immediately after such event bears to the total number of shares of common stock outstanding immediately prior to such event.

            (b) Share Issuance. Subject to the provisions of this Section, if the Company at any time shall issue any shares of common stock prior to Put Closings on up to $1,500,000 [otherwise than as provided in Section 11.6(a) or this subparagraph 11.6(b) for a consideration less than the Put Price that would be in effect at the time of such issue, then, and thereafter successively upon each such issue, the Put Price shall be reduced as follows: (i) the number of shares of common stock outstanding immediately prior to such issue shall be multiplied by the Put Price in effect at the time of such issue and the product shall be added to the aggregate consideration, if any, received by the Company upon such issue of additional shares of common stock; and (ii) the sum so obtained shall be divided by the number of shares of common stock outstanding immediately after such issue. The resulting quotient shall be the adjusted Put Price. For purposes of this adjustment, the issuance of any security of the Company carrying the right to convert such security into shares of common stock or of any warrant, right or option to purchase common stock shall result in an adjustment to the Put Price upon the issuance of shares of common stock upon exercise of such conversion of purchase rights.

      11.7 The Company and Subscriber agree that the Company and Subscriber may not exercise the Put in connection with the number of shares of common stock which would be in excess of the sum of (i) the number of shares of common stock beneficially owned by the Subscriber and its affiliates on the Closing date, and (ii) the number of shares of common stock issuable upon the exercise of the Put with respect to which the determination of this proviso is being made on a Put Date, which would result in beneficial ownership by the Subscriber and its affiliates of more than 9.99% of the outstanding shares of common stock of the Company. For the purposes of the proviso to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13d-3 thereunder, except as otherwise provided in clause (i) of such proviso. Any conflict between this Section 11.7 and Section 9.5 hereof or the potential application of this
Section 11.7 and Section 9.5 at the same time shall be resolved by the Subscriber at the Subscriber's election, provided that the aggregate maximum amount of common shares that may be issued is not exceeded. The Subscriber may revoke the restriction described in this paragraph upon seventy-five (75) days prior written notice to the Company.

     11.8. Put Reset Rights. The Subscriber is hereby granted identical Reset Rights in relation to the Put Shares and aggregate Put Price as described in
Section 9 of this Subscription Agreement.

     12. (a) Right of First Refusal. Until 180 days after the effective date of the Registration Statement described in Section 10.1(iv) hereof, the Subscriber shall be given not less than ten (10) business days prior written notice of any proposed sale by the Company of its common stock or other securities or debt obligations except as disclosed in the Reports or Other Written Information. The Subscriber shall have the right during the ten (10) business days following the notice to agree to purchase an amount of common shares or other securities in the same proportion as the Company Shares being purchased in the aggregate offering to which this Subscription Agreement relates (i.e. $500,000 in the aggregate), of those securities proposed to be issued and sold, in accordance with the terms and conditions set forth in the notice of sale. In the event such terms and conditions are modified during the notice period, the Subscriber shall be given promptly notice of such modification and shall have the right during the original notice period or for a period of ten (10) business days following the notice of modification, whichever is longer, to exercise such right. In the event the right of first refusal described in this Section is exercised by the Subscriber and the Company thereby receives net proceeds from such exercise, then commissions and fees will be paid by the Company to the Placement Agents in the same amounts as specified in the notice of sale.

            (b) Offering Restrictions. Except with respect to securities otherwise disclosed in the Reports or Other Written Information, the Company will not issue any equity, convertible debt or other securities prior to 120 days after the Effective Date.

     13.    Miscellaneous.

            (a) Notices. All notices or other communications given or made hereunder shall be in writing and shall be personally delivered or deemed delivered the first business day after being telecopied (provided that a copy is delivered by first class mail) to the party to receive the same at its address set forth below or to such other address as either party shall hereafter give to the other by notice duly made under this Section: (i) if to the Company, to The Recovery Network, Inc., 1411 Fifth Street, Suite 200, Santa Monica, CA 90401, telecopier number: (310) 393-5749, and (ii) if to the Subscriber, to the name, address and telecopy number set forth on the signature page hereto. Any notice that may be given pursuant to this Agreement, or any document delivered in connection with the foregoing may be given by the Subscriber on the first business day after the observance dates in the United States of America by Orthodox Jewry of Rosh Hashanah, Yom Kippur, the first two days of the feast of Tabernacles, Shemini Atzeret Simchat Torah, the first two and final two days of Passover and Pentecost, with such notice to be deemed given and effective, at the election of the Subscriber on a holiday date that precedes such notice. Any notice received by the Subscriber on any of the aforedescribed holidays may be deemed by the Subscriber to be received and effective as if such notice had been received on the first business day after the holiday.

          (b) Closing. The consummation of the transactions contemplated herein shall take place at the offices of Grushko & Mittman, 277 Broadway, Suite 801, New York, New York 10007, upon the satisfaction of all conditions to Closing set forth in this Agreement. The closing date shall be the date that subscriber funds representing the net amount due the Company from the Purchase Price are transmitted by wire transfer to the Company (the "Closing Date"). The Closing date for the Put shall be the date on which Subscriber funds representing the net amount due the Company from the Put Consideration are transmitted to or on behalf of the Company ("Put Closing Date").

          (c) Entire Agreement; Assignment. This Agreement represents the entire agreement between the parties hereto with respect to the subject matter hereof and may be amended only by a writing executed by both parties. No right or obligation of either party shall be assigned by that party without prior notice to and the written consent of the other party.

          (d) Execution. This Agreement may be executed by facsimile transmission, and in counterparts, each of which will be deemed an original.

          (e) Law Governing this Agreement. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws. Any action brought by either party against the other, concerning the transactions contemplated by this Agreement shall be brought only in the state courts of New York or in the federal courts located in the state of New York. Both parties and the individuals executing this Agreement and other agreements on behalf of the Company agree to submit to submit to the jurisdiction of such courts and waive trial by jury. The prevailing party shall be entitled to recover from the other party its reasonable attorney's fees and costs. In the event that any provision of this Agreement or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement.

     Please acknowledge your acceptance of the foregoing Subscription Agreement by signing and returning a copy to the undersigned whereupon it shall become a binding agreement between us.


                          THE RECOVERY NETWORK, INC.

                          By: /s/ [Signature Illegible]
                             ----------------------------

                          Dated: June 10, 1999


Purchase Price: $100,000.00

Issue Price (per share): $1.00

Common Shares Purchase (aggregate): 100,000

Maximum Common Stock Purchase Warrants: 60,000

(Maximum) Put Consideration: $300,000.00


ACCEPTED: Dated as of June __, 1999

AUSTOST ANSTALT SCHAAN - Subscriber
7440 Fuerstentum
Lichenstein, Landstrasse 163
Fax: 011-431-534532895


By:
   ------------------------------

     Please acknowledge your acceptance of the foregoing Subscription Agreement by signing and returning a copy to the undersigned whereupon it shall become a binding agreement between us.


                          THE RECOVERY NETWORK, INC.

                          By:
                             ----------------------------

                          Dated: June __, 1999


Purchase Price: $100,000.00

Issue Price (per share): $1.00

Common Shares Purchase (aggregate): 100,000

Maximum Common Stock Purchase Warrants: 60,000

(Maximum) Put Consideration: $300,000.00


ACCEPTED: Dated as of June 10, 1999

AUSTOST ANSTALT SCHAAN - Subscriber
7440 Fuerstentum
Lichenstein, Landstrasse 163
Fax: 011-431-534532895


By: /s/ [Signature Illegible]
   ------------------------------

     Please acknowledge your acceptance of the foregoing Subscription Agreement by signing and returning a copy to the undersigned whereupon it shall become a binding agreement between us.


                          THE RECOVERY NETWORK, INC.

                          By: /s/ [Signature Illegible]
                             ----------------------------

                          Dated: June 10, 1999


Purchase Price: $100,000.00

Issue Price (per share): $1.00

Common Shares Purchase (aggregate): 100,000

Maximum Common Stock Purchase Warrants: 60,000

(Maximum) Put Consideration: $300,000.00


ACCEPTED: Dated as of June __, 1999

BALMORE FUNDS S.A. - Subscriber
P.O. Box 4603
Zurich, Switzerland
Fax: 011-411-201-6262


By:
   ------------------------------

     Please acknowledge your acceptance of the foregoing Subscription Agreement by signing and returning a copy to the undersigned whereupon it shall become a binding agreement between us.


                          THE RECOVERY NETWORK, INC.

                          By:
                             ----------------------------

                          Dated: June __, 1999


Purchase Price: $100,000.00

Issue Price (per share): $1.00

Common Shares Purchase (aggregate): 100,000

Maximum Common Stock Purchase Warrants: 60,000

(Maximum) Put Consideration: $300,000.00


ACCEPTED: Dated as of June 10, 1999

BALMORE FUNDS S.A. - Subscriber
P.O. Box 4603
Zurich, Switzerland
Fax: 011-411-201-6262


By: /s/ [Signature Illegible]
   ------------------------------

     Please acknowledge your acceptance of the foregoing Subscription Agreement by signing and returning a copy to the undersigned whereupon it shall become a binding agreement between us.

                         THE RECOVERY NETWORK, INC.

                         By: /s/ [Signature Illegible]
                             ---------------------------

                         Dated: June 10, 1999

Purchase Price: $100,000.00

Issue Price (per share): $1.00

Common Shares Purchased (aggregate): 100,000

Maximum Common Stock Purchase Warrants: 60,000

(Maximum) Put Consideration: $300,000.00


ACCEPTED: Dated as of June __, 1999

AMRO INTERNATIONAL, S.A. -  Subscriber
c/o Ultra Finanz
Grossmuenster Platz 26
P.O. Box 4401
Zurich, Switzerland CH 8022
Fax: 011-411-262-5512


By:
   ---------------------------

     Please acknowledge your acceptance of the foregoing Subscription Agreement by signing and returning a copy to the undersigned whereupon it shall become a binding agreement between us.

                         THE RECOVERY NETWORK, INC.

                         By:
                            ---------------------------

                         Dated: June __, 1999

Purchase Price: $100,000.00

Issue Price (per share): $1.00

Common Shares Purchased (aggregate): 100,000

Maximum Common Stock Purchase Warrants: 60,000

(Maximum) Put Consideration: $300,000.00


ACCEPTED: Dated as of June 10, 1999

AMRO INTERNATIONAL, S.A. -  Subscriber
c/o Ultra Finanz
Grossmuenster Platz 26
P.O. Box 4401
Zurich, Switzerland CH 8022
Fax: 011-411-262-5512


By: /s/ [Signature Illegible]
    ---------------------------

          Please acknowledge your acceptance of the foregoing Subscription Agreement by signing and returning a copy to the undersigned whereupon it shall become a binding agreement between us.

                                        THE RECOVERY NETWORK, INC.


                                        By: /s/ [Signature Illegible]
                                            ----------------------------


                                        Dated: June 10, 1999



Purchase Price: $50,000.00

Issue Price (per share): $1.00

Common Shares Purchased (aggregate): 50,000

Maximum Common Stock Purchase Warrants: 30,000

(Maximum) Put Consideration: $150,000.00


ACCEPTED: Dated as of June __, 1999

NESHER, INC. -- Subscriber
c/o Ragnall House
18 Peel Road
Douglas, Isle of Man
1M1 4L2, United Kingdom
Fax: 011-972-36120639



By:
    ---------------------------

          Please acknowledge your acceptance of the foregoing Subscription Agreement by signing and returning a copy to the undersigned whereupon it shall become a binding agreement between us.

                                        THE RECOVERY NETWORK, INC.


                                        By:
                                            ----------------------------


                                        Dated: June __, 1999



Purchase Price: $50,000.00

Issue Price (per share): $1.00

Common Shares Purchased (aggregate): 50,000

Maximum Common Stock Purchase Warrants: 30,000

(Maximum) Put Consideration: $150,000.00


ACCEPTED: Dated as of June 10, 1999

NESHER, INC. -- Subscriber
c/o Ragnall House
18 Peel Road
Douglas, Isle of Man
1M1 4L2, United Kingdom
Fax: 011-972-36120639



By: /s/ [Signature Illegible]
    ---------------------------

      Please acknowledge your acceptance of the foregoing Subscription Agreement by signing and returning a copy to the undersigned whereupon it shall become a binding agreement between us.


                  THE RECOVERY NETWORK, INC.


                  By: /s/ [Signature Illegible]
                      -----------------------------------


                  Dated: June 10, 1999



Purchase Price: $50,000.00

Issue Price (per share): $1.00

Common Shares Purchased (aggregate): 50,000

Maximum Common Stock Purchase Warrants: 30,000

(Maximum) Put Consideration: $150,000.00



ACCEPTED: Dated as of June 10, 1999

GUARANTEE & FINANCE CORP. - Subscriber
Vallarino P.H.
Calle 52, Panama
Fax: 011-5252944675



By: /s/ [Signature Illegible]
    -----------------------------------

                      SCHEDULE A TO SUBSCRIPTION AGREEMENT

                             PLACEMENT COMMISSIONS




                                                        PLACEMENT
PLACEMENT AGENT                  COMMISSION SHARES      WARRANTS
LIBRA FINANCE S.A.                    20,000             100,000
P.O. Box 4603
Zurich, Switzerland
Fax: 011-411-201-6262

AMRO INTERNATIONAL S.A.               10,000              50,000
c/o Ultra Finanz
Grossmuenster Platz 26
P.O. Box 4401
Zurich, Switzerland CH 8022
Fax: 011-411-262-5512

TALBIYA B. INVESTMENTS LTD.           10,000              50,000
c/o Ragnall House
18 Peel Road
Douglas, Isle of Man
1M1 4L2, United Kingdom
Fax: 011-972-36120639

TO BE IDENTIFIED                      10,000              50,000

TOTALS                                50,000             250,000 (ON $500,000)





                                       28